Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Trinity Merger Corp. (the “Company”) on Form 10-Q, for the period ended March 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2018

/s/ Sean A. Hehir
Name:	Sean A. Hehir
Title:	President and Chief Executive Officer
(Principal Executive Officer)

/s/ Kevin Y. Hayashi
Name:	Kevin Y. Hayashi
Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)